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                                                                   EXHIBIT 10.6


                             STOCK OPTION AGREEMENT


        THIS STOCK OPTION AGREEMENT (this "Option Agreement") is made effective as of May 1, 2001 (the "Effective Date"), between David G. Bradley ("DGB") and the Advisory Board Company (the "Company"), granting to the Company Options to purchase 6,775,625 shares (the "Option Shares") of the Company's Class B Nonvoting Common Stock, par value $0.01 per share (the "Stock"), at a purchase price of $4.80 per Option Share, as further described in Section 2 below.

                                 R E C I T A L S

        WHEREAS, DGB owns 20,725,000 shares of the Stock;

        WHEREAS, the Company has granted options (the "Third Party Options") to purchase shares of its Stock to certain employees of the Company; and

        WHEREAS, upon the sale and issuance by the Company of Stock pursuant to option exercises under the Third Party Options, DGB and the Company desire that the Company purchase shares of Stock from DGB, subject to the terms and conditions of this Option Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. GRANT OF OPTION. DGB hereby grants to the Company the right and option (the "Option" or "Options") to purchase from DGB, on the terms and conditions hereinafter set forth, all or any part of an aggregate number of Option Shares as described in the preamble (the outstanding amount of such unexercised and unexpired Options shall herein be referred to as the "Option Number"), at the purchase price per Option Share as described in the preamble (as such amount may be adjusted as herein provided, the "Exercise Price"), on the terms and conditions set forth herein.

        2. EXERCISABILITY. The Options shall only be exercisable by the Company either (a) in one-third increments on each of the first three anniversary dates of either an initial public offering, approved sale of stock, or approved sale of assets of the Company, or (b) on the tenth anniversary of the Effective Date in the event none of the transactions listed in (a) above have occurred.

        3. EXPIRATION. The number of Option Shares that the Company is entitled to purchase pursuant to the Options shall be decreased by the number of Option Shares purchased hereunder by the Company on any given date. Any unexercised Options shall expire on May 31, 2011.


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        4.      EXERCISE OF THE OPTION.

        (a) Prior to expiration, the Company may exercise the Options from time to time in whole or in part as permitted hereunder (the "Exercise Date"). On the Exercise Date, the Company shall deliver to DGB the following:

                (i) A written and signed notice of such election setting forth the number of Option Shares the Company has elected to purchase;

                (ii) Payment in full of the aggregate Exercise Price of such Option Shares in cash, a cashier's or certified bank check payable to the order of DGB or wire transfer of immediately available funds to the account of DGB.

        (b) Notwithstanding anything in Section 4(a) to the contrary, DGB may, in his sole and absolute discretion, permit payment of the Exercise Price in such form or in such manner as may be otherwise permissible under any applicable law.

        5. LIQUIDATION OF THE OPTION. DGB may liquidate the Option at any point, at his discretion, by transferring consideration to the Company equal to the fair value of the Option in excess of the purchase price. The fair value of the option shall be determined by an investment bank selected by the Company, in its sole and absolute discretion. The investment bank shall use customary criteria generally employed within the investment banking community for valuing the assets or capital stock of an entity similar to the Company. In the event of a public offering of stock pursuant to the Securities Act of 1933 and the Securities Act of 1934, the initial public offering price of common stock sold in the offering shall constitute fair value. The consideration transferred may be in the form of cash or stock of the Company owned by DGB.

        6. CANCELLATION OF THE OPTION. This Option Agreement may be cancelled at any time if mutually agreed upon by both parties in writing.

        7. NONTRANSFERABILITY. The Option shall not be transferable by the Company.

        8. ADJUSTMENTS. If the shares of the Stock are changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, mergers, acquisitions, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number and kind of shares or other securities subject to the Option, and the price for each share or other unit of any securities subject to this Option Agreement. No fractional interests shall be issued on account of any such adjustment unless DGB specifically determines to the contrary; provided, however, that in lieu of fractional interests, the Company, upon the exercise of the Option in whole or part, shall receive cash in an amount equal to the amount by which the fair market value (as reasonably agreed to between the Company and DGB) of such fractional interests exceeds the Exercise Price attributable to such fractional interests.

        9. BINDING EFFECT. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.


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        10.     ENTIRE OPTION AGREEMENT. This Option Agreement and the documents referred to herein set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

        11. AMENDMENTS AND WAIVERS. This Option Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the parties hereto.

        12. HEADINGS. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Option Agreement, nor shall they affect its meaning, construction or effect.

        13. GOVERNING LAW. All terms of and rights under this Option Agreement shall be governed by and construed in accordance with the internal law of the State of Maryland, without giving effect to principles of conflicts of law.

        IN WITNESS WHEREOF, the parties have executed this Option Agreement effective as of the Effective Date.



                                            /s/DAVID G. BRADLEY
                                            --------------------------
                                            DAVID G. BRADLEY



                                            THE ADVISORY BOARD COMPANY





                                            By: /s/Michael D'Amato
                                               ---------------------------
                                            Name:    Michael D'Amato
                                            Title:   Executive Vice President






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